Exhibit 5.2

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

May 9, 2025

EchoStar Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

To the addressee set forth above:

We have acted as local Nevada counsel to EchoStar Corporation, a Nevada corporation (the “Company”), and local Colorado counsel to DBSD Corporation, a Colorado corporation (“DBSD”), Gamma Acquisition L.L.C., a Colorado limited liability company (“GALLC”), and Gamma Acquisition HoldCo, L.L.C., a Colorado limited liability company (together with DBSD and GALLC, the “Colorado Guarantors”, and together with the Company, the “Opinion Parties”), in connection with the issuance and sale by the Company of an additional $150,000,000 aggregate principal amount of its 10.750% Senior Secured Notes due 2029 (the “Notes”), as described in the Registration Statement on Form S-3 (File No. 333-276368), as amended by the Post-Effective Amendment No. 1 to Form S-3 (as amended, the “Registration Statement”), including the base prospectus dated November 5, 2024, contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 9, 2025 (the Base Prospectus, as so supplemented, the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act“). The Notes are being issued pursuant to (i) that certain Note Purchase Agreement, dated as of May 8, 2025, by and among the Company, as issuer, and the purchasers party thereto (the “Note Purchase Agreement”), and (ii) that certain EchoStar New Notes Indenture, dated as of November 12, 2024 (the “Indenture”, and together with the Note Purchase Agreement, the “Transaction Documents”), by and among the Company, the Guarantors (as defined therein) party thereto, including the Colorado Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent, which Indenture includes the Notes Guarantees (as defined therein). The Notes and the Notes Guarantees are hereinafter collectively referred to as the “Securities”.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Opinion Parties in connection with the authorization, issuance and sale of the Securities as contemplated by the Transaction Documents, and as described in the Registration Statement and Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement, the Prospectus and the Transaction Documents, and the terms of the issuance of any Securities will be in compliance with applicable law.

www.bhfs.com

EchoStar Corporation

May 9, 2025

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Transaction Documents, (iii) the articles of incorporation and bylaws, or the articles of organization and operating agreements, as applicable, each as amended to date, of each of the Opinion Parties (collectively, the “Governing Documents”), and (iv) such agreements, instruments and other documents, or forms thereof, and such corporate or limited liabilty company records (including resolutions of the board of directors or the sole member, as applicable) of each of the Opinion Parties, as we have deemed necessary or appropriate. For purposes of issuing this opinion letter, we have also obtained from officers and other representatives and agents of the Opinion Parties and from public officials, and have relied upon, such certificates, representations and assurances, and such public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing a document had at all relevant times and currently has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate and limited liability company, as applicable, records made available to us by the Opinion Parties, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the States of Nevada and Colorado. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada and the general corporate and limited liability company laws of the State of Colorado, each as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations, any federal or state bankruptcy or insolvency laws or other laws, rules or regulations relating to fraudulent transfers, or any federal or state laws, rules, or regulations relating to broadcast communications, including any rules or regulations promulgated by the Federal Communications Commission or any similar or equivalent state regulatory agency.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            The Company is validly existing as a corporation and is in good standing under the laws of the State of Nevada. Each of the Colorado Guarantors is validly existing as a corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Colorado.

EchoStar Corporation

May 9, 2025

2.            Each of the Opinion Parties has the corporate or limited liability company power and authority, as applicable, to execute and deliver the Note Purchase Agreement and to perform its obligations under the Transaction Documents to which it is a party.

3.            The execution and delivery by each of the Opinion Parties of the Note Purchase Agreement, the performance by each of the Opinion Parties of its obligations under the Transaction Documents to which it is a party and the consummation of the transactions have been duly authorized by each of the Opinion Parties.

4.            The Note Purchase Agreement has been duly executed and delivered by each of the Opinion Parties party thereto.

5.            The Securities have been duly authorized by the Opinion Parties for issuance and sale pursuant to the Indenture.

The opinions expressed herein are based upon the applicable laws of the States of Nevada and Colorado and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP